SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 18, 2002

Commonwealth Biotechnologies, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive
Richmond, Virginia 23235
(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

        10.1 Amended and Restated Warrant to Purchase Shares of Common Stock, issued to Segerdahl as of April 19, 2002 that, upon vesting, entities Segerdahl to purchase up to 100,000 shares of Company common stock at an exercise price of $0.90 per share (1)

        10.2 Amended and Restated Warrant to Purchase Shares of Common Stock, issued to Segerdahl as of April 19, 2002 that, upon vesting, entitles Segerdahl to purchase up to 100,000 shares of Company common stock at an exercise price of $0.90 per share (1)

(1)    Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES INC.

Dated: October 30, 2002
By:    /s/    ROBERT B. HARRIS, PH.D.
                        Robert B. Harris, Ph.D
            President and Chief Executive Officer

INDEX TO EXHIBITS

        10.1 Amended and Restated Warrant to Purchase Shares of Common Stock, issued to Segerdahl on April 19, 2002 that, upon vesting, entitles Segerdahl to purchase up to 100,000 shares of Company common stock at an exercise price of $2.00 per share (1)

        10.2 Amended and Restated Warrant to Purchase Shares of Common Stock, issued to Segerdahl on April 19, 2002 that, upon vesting, entitles Segerdahl to purchase up to 100,000 shares of Company common stock at an exercise price of $6.00 per share (1)

(1)    Filed herewith.